UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 6, 2005

Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Class B Units

As previously disclosed in the Current Report on Form 8-K (the “September 13th 8-K”) filed September 13, 2005 by Lexington Corporate Properties Trust (the “Trust”), the Trust has formed two new subsidiaries, Lexington Strategic Asset Corp. (“LSAC”) and LXP Advisory LLC (“Advisor”). On October 6, 2005, LSAC Operating Partnership L.P., a Delaware limited partnership and subsidiary of LSAC (“LSAC OP”), issued 100 Class B Units of LSAC OP to Advisor, who in turn designated the executive officers of LSAC to receive a portion of such Class B Units, as follows:

Holder	Number of Class B Units
E. Robert Roskind	8
T. Wilson Eglin	8
Richard J. Rouse	7.2
Patrick Carroll	6
John B. Vander Zwaag	6
Brendan P. Mullinix	4.8

Holders of Class B Units of LSAC OP are entitled to quarterly distributions based on LSAC’s financial performance. For a more complete description of the quarterly distributions, see “LSAC Private Placement” in Item 8.01 below.

Item 8.01.	Other Events

LSAC Private Placement

On October 6, 2005, LSAC completed a private offering to qualified institutional buyers, non-U.S. persons and institutional and individual accredited investors of 6,738,000 shares of common stock, par value $0.0001 per share, of LSAC (the “LSAC Common Stock”) at an offering price to investors of $10.00 per share, including 100,000 shares purchased by certain of the Trust’s executive officers. The offering generated gross proceeds of approximately $67.4 million and net proceeds to LSAC, after deducting the initial purchaser’s discount and placement fees and estimated offering expenses, of approximately $61.6 million. In connection with the offering, LSAC granted the initial purchaser an option to purchase or place up to an additional 1,010,700 shares of LSAC Common Stock within 30 days to cover additional allotments, if any. Upon completion of the private offering and the Contribution Transaction (defined below), and assuming the initial purchaser does not exercise its additional allotment option, the Trust will beneficially own approximately 32% of the fully diluted outstanding shares of LSAC Common Stock.

LSAC intends to jointly elect with the Trust to be treated as a “taxable REIT subsidiary” under the Internal Revenue Code of 1986, as amended, which enables the Trust, as a REIT, to own more than 10% of LSAC’s capital stock.

Advisor serves as the advisor to LSAC pursuant to an advisory agreement that will expire on December 31, 2008, and will be automatically renewed for successive one-year terms thereafter unless terminated by LSAC or Advisor. LSAC will be able to terminate the advisory agreement without cause only after December 31, 2008 and upon payment of a substantial termination fee. The advisory agreement provides that Advisor will be responsible for LSAC’s day-to-day operations and manage LSAC’s business, assets and operations in conformity with the policies and investment guidelines approved and monitored by LSAC’s board of directors. LSAC’s board of directors consists of E. Robert Roskind, Chairman, T. Wilson Eglin, William J. Borruso, Daniel M. Cain and Joan H. Fallon. The Trust, through Advisor, will provide key personnel to LSAC, including Richard J. Rouse, Vice Chairman and Chief Investment Officer of the Trust, who will serve as Chief Investment Officer of LSAC, and Brendan P. Mullinix, Vice President of the Trust, who will serve as Executive Vice President and Chief Operating Officer of LSAC.

The following table summarizes the fees and other amounts payable to Advisor and its affiliates.

Fee	Description and Method of Computation	Payable
Base advisory fee

1/12 of (i) 1.75% of the first $500.0 million of LSAC’s equity and (ii) 1.50% of LSAC’s equity in excess of $500.0 million. For purposes of calculating the base advisory fee, LSAC’s equity equals the month-end value, computed in accordance with accounting principles generally accepted in the United States, of LSAC’s stockholders’ equity, adjusted to exclude the effect of any depreciation, unrealized gains, unrealized losses or other similar non-cash items.

Monthly in arrears in cash.
Incentive distributions (Class B Units)

Distributions by LSAC OP with respect to the Class B Units will be in an amount equal to the product of (i) 25% of the dollar amount by which (a) pre-tax net income per share of LSAC Common Stock and units of limited partnership of LSAC OP (other than Class B Units of LSAC OP) (based on the fully diluted weighted average number of shares of common stock outstanding for such quarter), excluding the incentive distributions, plus all depreciation and adjusted for all other non-cash items, including straight line rent adjustment, for such quarter exceeds (b) an amount equal to (A) the weighted average of

Quarterly in arrears in cash.

the offering price per share of LSAC Common Stock sold in the private offering and issued in the Contribution Transaction (as defined below), the offering prices per share of LSAC Common Stock in any subsequent offerings and the agreed upon value of units of limited partnership of LSAC OP issued in connection with any acquisition multiplied by (B) the greater of (1) 2.25% and (2) 0.75% plus one fourth of the 10-year U.S. treasury rate for such quarter, multiplied by (ii) the fully diluted weighted average number of shares of common stock outstanding during such quarter. For realized gains or losses, the amount of gain or loss shall be based on unadjusted book value. The distributions will be reconciled in the last quarter of each fiscal year (or part thereof) to adjust for any aggregate overpayments or underpayments (prorated for any partial fiscal year) made to the holders of the Class B Units of LSAC OP under the formula as if the calculations had been made for the operations of the entire fiscal year (or part thereof).

Quarterly in arrears in cash.
Termination fee

The termination fee will be payable only for termination without cause or non-renewal of the advisory agreement. The termination fee will be equal to four times the sum of the average annualized base advisory fee and incentive distribution for the 24-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination or non-renewal. LSAC has the right to redeem the Class B Units of LSAC OP at no cost other than payment of the termination fee upon termination of the advisory agreement without cause. There will be no termination fee payable if Advisor is terminated for cause or if Advisor terminates the advisory agreement.

Upon termination in cash.

The holders of LSAC Common Stock are entitled to the benefits of a registration rights agreement, dated as of October 6, 2005. This agreement provides that LSAC will, by March 5, 2006 (subject to certain limited extensions), file with the Securities and Exchange Commission a registration statement providing for either (i) the initial public offering of LSAC Common Stock or (ii) the resale of LSAC Common Stock, in each case under the Securities Act of 1933, as amended (the “Securities Act”). For each day that LSAC fails to comply with its registration obligations under the registration rights agreement, (i) payment of the incentive distribution to the holders of Class B Units of LSAC OP (Advisor and LSAC’s executive officers) will be suspended until such date as LSAC complies with the registration obligations, at which time all suspended amounts will become due and payable without interest and (ii) LSAC’s executive officers will forfeit and deliver to LSAC 1% per day, capped at 50% in the aggregate, of the 220,000 restricted shares of LSAC Common Stock purchased by them under the LSAC Equity Plan.

The LSAC Common Stock sold by LSAC has not been registered under the Securities Act or the securities laws of any other jurisdiction. Until LSAC registers the LSAC Common Stock, it may be transferred only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of any jurisdiction. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Contribution Transaction

Concurrent with or shortly after this offering, the Trust will contribute to LSAC OP its indirect ownership interests in four real estate assets and financing deposits. In exchange, LSAC will issue to the Trust shares of LSAC Common Stock having an aggregate value of approximately $33.2 million based on the offering price in the private offering. This transaction is referred to herein as the “Contribution Transaction”.

Press Release

On October 10, 2005, the Trust issued a press release announcing the formation of LSAC and the completion of the private placement offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
99.1	Press release issued on October 10, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: October 11, 2005	By: /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release issued on October 10, 2005